UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2007

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard, 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Effective on July 9, 2007, the Employment Agreement (the "Employment Agreement"), dated as of April 11, 2007, by and between Patrick E. Lamb and Fremont General Corporation (the "Company"), was terminated in connection with Mr. Lamb's voluntary resignation and departure from his position as Senior Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company, as described in Item 5.02 below, which description is hereby incorporated by reference into this Item.

The Employment Agreement provided Mr. Lamb with certain employment related benefits, including annual base salary, participation in all bonus and incentive compensation plans and programs generally available to senior management of the Company, as well as other employee benefit plans maintained by the Company for its employees. Pursuant to the Employment Agreement, Mr. Lamb was entitled to certain employment related benefits in the event of an involuntary termination (as defined in the Employment Agreement) other than a voluntary termination or a termination by the Company for cause (as defined in the Employment Agreement), but including death or total disability.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which was attached as Exhibit 10.2 to the Company's Current Report on Form 8-K, filed on April 17, 2007, and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2007, Patrick E. Lamb submitted his voluntary resignation as the Company’s Senior Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer, citing his acceptance of a position with another company.

Effective July 11, 2007, Ronald J. Nicolas, Jr. (50), was appointed Senior Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company, replacing Patrick E. Lamb. Mr. Nicolas also currently serves in the position of Executive Vice President and Chief Financial Officer of the Company’s wholly-owned subsidiary, Fremont Investment & Loan (the "Bank"). Mr. Nicolas first joined the Company in 2005 as Executive Vice President and Chief Financial Officer of the Bank. He has held, and currently holds, executive officer positions at the Bank and other of the Company’s subsidiaries. Prior to joining the Bank, Mr. Nicolas was Executive Vice President and Chief Financial Officer of Aames Financial Corporation from 2001 to 2005. Prior to that he was Executive Vice President and held other officer positions at KeyBank USA.

On May 9, 2005, the Company entered into a Management Continuity Agreement (the "Agreement") with Mr. Nicolas which provides that upon a termination of employment in the event of a Company Event (as defined below), the unvested and/or restricted portion of any stock options and restricted stock held by Mr. Nicolas will accelerate in full so as to become completely vested and/or unrestricted. The Agreement provides for a base salary of $350,000 for Mr. Nicolas which is to be reviewed annually, and may be increased or decreased at the Compensation Committee’s discretion subject to the terms of the Agreement. Mr. Nicolas’ current annual base salary is $375,000. The Agreement does not have a specified term. Mr. Nicolas will participate in annual and/or longer term incentive plan(s), as well as any retirement, welfare or other benefits made available to other senior officers of the respective participating companies. The Agreement also provides Mr. Nicolas with certain employment related benefits in the event of an involuntary termination (as defined in the Agreement) other than a voluntary termination or a termination by the Company for cause (as defined in the Agreement), but including death or total disability, if such termination occurs within 36 months following a Company Event.

For purposes of the Agreement discussed above, a "Company Event" is defined to have occurred when any one of the following events occurs: (i) any "person" or "group" other than the Company or any affiliate of the Company (or any employee benefit plan or trust of either) directly or indirectly acquires or controls more than 50% of the total voting securities or assets of the Bank in a transaction or series of transactions; or (ii) the stockholders of the Company approve a merger or consolidation of the Company involving a 50% or more change in ownership of the total voting power represented by the Company’s outstanding securities; or (iii) the stockholders approve a complete liquidation or sale of all or substantially all of the assets of the Company (other than to a subsidiary or subsidiaries).

For purposes of the Agreement discussed above, to the extent that any payments made to the executive by the Company trigger the excise tax pursuant to the Internal Revenue Code Sections 280G and 4999, or any comparable federal, state or local excise tax, additional payments will be made to the executive so that after taxes, the net economic effect to such executive will be the same as if such taxes did not apply to such executive. These additional payments are referred to as "Gross-Up Payments."

The Agreement will continue to govern Mr. Nicolas’ current employment with the Company and the Bank and his new interim positions with the Company. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Nicolas is also party to a letter agreement (the "Letter Agreement"), dated April 3, 2007, with the Bank pursuant to which a retention bonus of a cash amount equal to one year’s base salary is payable to him. The amounts payable under the Letter Agreement have been or will be paid on the following schedule: three months was paid on June 22, 2007, three months will be paid on September 14, 2007 and six months will be paid on December 14, 2007. Any unpaid portion of the bonus will be forfeited in the event Mr. Nicolas should voluntarily resign his position prior to such payment dates. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number Description

10.1 Management Continuity Agreement, dated May 9, 2005, between the Company, the Bank and Ronald J. Nicolas, Jr.
10.2 Letter Agreement, dated April 3, 2007, between the Bank and Ronald J. Nicolas, Jr.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Forward-Looking Statements

This report may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company’s projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:

• the impact of the Company’s withdrawal from the sub-prime residential real estate mortgage lending business;
• the probability of the closing of the transactions outlined in the definitive agreement for the minority investment in the Company;
• the probability of the completion of the proposed agreement to sell substantially all of the Company’s sub-prime residential real estate business and loans;
• changes in the interest rate and competitive environments;
• changes in general and specific economic conditions and trends;
• changes in asset and loan valuations and the costs of originating loans;
• changes in the volumes of loans originated, loans sold, the pricing of existing and future loans, and the values realized upon the sale of such loans;
• access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets;
• the impact of home price valuations and other changes in the commercial and residential real estate markets;
• the effect of litigation, state and federal legislation and regulations, and development of, and the variability in determining, the allowance for loan losses;
• the impact of the Cease and Desist Order issued by the Federal Deposit Insurance Corporation on the Company’s ability to conduct its business;
• the impact of changes in federal and state tax laws and interpretations, including tax rate changes;
• the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and
• other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s other public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

July 12, 2007	By:	/s/ Louis J. Rampino

Name: Louis J. Rampino
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Management Continuity Agreement, dated May 9, 2005, between the Company, the Bank and Ronald J. Nicolas, Jr.
10.2	Letter Agreement, dated April 3, 2007, between the Bank and Ronald J. Nicolas, Jr.